EXHIBIT 99.1

CONTACT:
Jeff Macdonald
Acorda Therapeutics
(914) 326-5232
jmacdonald@acorda.com

FOR IMMEDIATE RELEASE

Acorda Announces 2015 AMPYRA Sales, 2016 Financial Guidance and 2016/2017 Clinical Milestones at J.P. Morgan Healthcare Conference

•	AMPYRA 2015 Fourth Quarter Net Sales of $121 Million and 2015 Full-Year Net Sales of $436 Million (Unaudited)
•	AMPYRA 2016 Net Sales Guidance of $475-$485 Million

ARDSLEY, N.Y. – January 11, 2016 – Acorda Therapeutics, Inc. (Nasdaq: ACOR) today reported AMPYRA® (dalfampridine) Extended Release Tablets, 10 mg unaudited net sales for the fourth quarter of 2015 of $121 million. Unaudited 2015 full-year net sales were $436 million, an increase of approximately 19% from 2014. Final results are subject to completion of the Company’s year-end audit.

“We expect a series of important clinical milestones in 2016 for all three of our late-stage programs,” said Ron Cohen, President and CEO of Acorda. “We are aiming to complete pivotal trials for CVT-301 in Parkinson’s disease and PLUMIAZ in seizure clusters this year; if successful, we plan to file New Drug Applications for both in 2017.  We project that these two therapies could generate combined peak sales of over $700 million. We also expect to perform an interim analysis in our Phase 3 trial of dalfampridine for post-stroke walking deficits. This analysis, combined with results from our development efforts on a once-daily formulation of dalfampridine, will establish the next steps for the program.”

Dr. Cohen continued, “AMPYRA’s growth in 2015 allowed us to remain cash flow positive while still investing in our late stage pipeline. We expect to remain active on the business development front, focusing on late stage or marketed products that leverage the strength of our neurology development and commercial capabilities.”

The Company provided 2016 guidance for AMPYRA net revenue of $475-$485 million, research and development (R&D) expense of $165-$175 million, and sales, general and administrative (SG&A) expense of $195-$205 million. This guidance excludes share-based compensation.

At year-end 2015, the Company had cash, cash equivalents and investments of $353 million (unaudited).

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This press release includes certain forward-looking financial measures that were not prepared in accordance with accounting principles generally accepted in the United States (GAAP). Non-GAAP financial measures are not an alternative for financial measures prepared in accordance with GAAP. However, the Company believes the presentation of these non-GAAP financial measures when viewed in conjunction with our GAAP results, provide investors with a more meaningful understanding of our ongoing and projected operating performance. The Company believes these non-GAAP financial measures help indicate underlying trends in the company's business and are important in understanding projected operating performance.

Dr. Cohen will provide a corporate overview today in San Francisco at the 34th Annual J.P. Morgan Healthcare Conference at 1:30 p.m. Eastern/10:30 a.m. Pacific. The presentation is available via webcast at www.acorda.com.

About Acorda
Acorda has an industry leading pipeline of novel neurological therapies addressing a range of disorders, including multiple sclerosis, Parkinson’s disease, post-stroke walking deficits, epilepsy and migraine. Acorda markets three FDA-approved therapies, including AMPYRA® (dalfampridine) Extended Release Tablets, 10 mg.

Forward Looking Statements
This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, regarding management's expectations, beliefs, goals, plans or prospects should be considered forward-looking. These statements are subject to risks and uncertainties that could cause actual results to differ materially, including the ability to realize the benefits anticipated from the Civitas transaction and to successfully integrate Civitas' operations into our operations; our ability to successfully market and sell Ampyra in the U.S.; third party payers (including governmental agencies) may not reimburse for the use of Ampyra or our other products at acceptable rates or at all and may impose restrictive prior authorization requirements that limit or block prescriptions; the risk of unfavorable results from future studies of Ampyra or from our other research and development programs, including CVT-301, Plumiaz, or any other acquired or in-licensed programs; we may not be able to complete development of, obtain regulatory approval for, or successfully market CVT-301, Plumiaz, or any other products under development; we may need to raise additional funds to finance our expanded operations and may not be able to do so on acceptable terms; the occurrence of adverse safety events with our products; delays in obtaining or failure to obtain regulatory approval of or to successfully market Fampyra outside of the U.S. and our dependence on our collaboration partner Biogen in connection therewith; competition; failure to protect our intellectual property, to defend against the intellectual property claims of others or to obtain third party intellectual property licenses needed for the commercialization of our products; and, failure to comply with regulatory requirements could result in adverse action by regulatory agencies.

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These and other risks are described in greater detail in Acorda Therapeutics' filings with the Securities and Exchange Commission. Acorda may not actually achieve the goals or plans described in its forward-looking statements, and investors should not place undue reliance on these statements. Forward-looking statements made in this release are made only as of the date hereof, and Acorda disclaims any intent or obligation to update any forward-looking statements as a result of developments occurring after the date of this release.

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